G S T

G L O B A L - S M A R T . T E CH

S I N C E 2 0 2 2

85320, Tivat, Montenegro

+12052165924

office@global-smart.tech

Loan Agreement Between

Yehor Rodin(Lender) and

Global-Smart.Tech (Company)

This Agreement made on May 30, 2022

This Loan Agreement (the “Agreement”) is made between the first part Global-Smart.Tech, located at Kava b.b. 85320, Tivat, Montenegro (the “Company”), and the second part, Yehor Rodin Kava b.b. 85320, Tivat, Montenegro (“Lender”). In respect that:

·	The Company requires funding in connection with business operations;

·                                   Lender has agreed to loan $100,000 (the “Loan Amount”) to the Company, on certain terms and conditions contained herein; Now therefore these agreement witnesses:

In consideration, if the Company needs more than THIRTY THOUSAND (30,000) US DOLLARS from Lender, this Agreement becomes useful. The parties hereto agree as follows:

·                               Lender hereby has agreed to loan the Loan Amount to the Company in the event of not raising enough funds from the offering in accordance with the Form S-1 registration statement of the Company;

·	Lender hereby agrees to loan the Loan Amount to the Company on demand of the Company;
·	Lender will be repaid from revenues of the Company when it starts earning significant revenues;
·	Advanced Loan funds are non-interest bearing, secured and payable upon demand;

·                              Any additional funds that Lender loans to the Company after this Agreement are subject to the same terms as this Agreement unless otherwise agreed in writing.

In witness, whereof:

The parties hereto have agreed to the terms above, and the Agreement becomes effective in the day and year first above written.

Signature of Yehor Rodin (Lender)

Signature of Global-Smart.Tech (Company)